FIRST AMENDMENT OF LOAN AGREEMENT AND NOTE


     FIRST AMENDMENT OF LOAN AGREEMENT AND NOTE (as the same may be amended or otherwise modified from time to time, the "Amendment"), dated as of the day of December, 1996, between FLEET BANK, NATIONAL ASSOCIATION, a national banking association, having an office at 56 East 42nd Street, New York, New York 10017 ("Lender"), and CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership, having an office at 406 East 85th, New York, New York 10028 ("Borrower").

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Loan Agreement dated as of September 26, 1996 between Lender and Borrower (as the same may be amended or otherwise modified from time to time, the "Loan Agreement"), Lender made a loan to Borrower in the original principal amount of up to Twenty-Four Million and 00/100 ($24,000,000.00) Dollars (the "Loan");

     WHEREAS, the Loan is evidenced by that certain promissory note of even date with the Loan Agreement (as the same may be amended or otherwise modified from time to time, the "Note") made by Borrower payable to the order of Lender;

     WHEREAS, the Loan is secured by, among other things, the Mortgages; and

     WHEREAS, Lender and Borrower desire to modify and amend the terms and provisions of the Loan Agreement and the Note as hereinafter provided.

     NOW, THEREFORE, in consideration of the covenants set forth herein and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Lender and Borrower hereby agree as follows:

1. Definitions. All capitalized terms used herein without definition and which are defined in the Loan Agreement are used herein with the meanings assigned to such terms in the Loan Agreement.

2. Amendments to Loan Agreement. The Loan Agreement is hereby modified as follows:

     a. SECTION 1.01 is hereby modified to delete the reference to a principal sum of "TWENTY-FOUR


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          MILLION AND NO/1OOTHS DOLLARS ($24,000,000)" and, to substitute in lieu thereof, a reference to a principal sum of "FORTY-FOUR MILLION AND NO/100THS DOLLARS ($44,000,000)".

     b. With respect to SECTION 2.03, Lender understands that Borrower has assumed the defense in the action entitled Lister - Butler, Inc. v. Metropolitan Life Insurance Company and currently pending in the New York Supreme Court, New York County.

     c. SECTION 6.04 is hereby amended to delete the reference to a principal sum of "Twenty-Four Million Dollars ($24,000,000)" and, to substitute in lieu thereof, a reference to a principal sum of "Forty-Four Million Dollars ($44,000,000)".

     d.   SECTION 6.06 is hereby amended to add the following thereto as a new
          SECTION 6.06(e):

               "(e) Borrower has executed and delivered to Lender a Mortgage encumbering the Project commonly known as 475 Fifth Avenue, New York, New York (the "New York Project"). The principal amount of the Loan allocated to the New York Project is $18,370,000 (the "New York Advance") and, to account for the difference between the allocated Loan amount and the release price, the principal amount of the Loan to be secured by the New York Project shall initially be $20,207,000 (such portion of the Loan, the "New York Tranche"). Notwithstanding anything in the Loan Documents to the contrary, neither the New York Advance nor the New York Tranche shall be a revolving loan, and any repayments of the New York Advance or the New York Tranche may not be reborrowed, but this provision shall not limit Borrower's right to receive an Advance to the extent that Advances are otherwise available.

     e.   SECTION 6.07 is hereby restated to read, in its entirety, as follows:

          "Concurrently with each monthly payment of interest under the Loan, Borrower shall make monthly principal payments to Lender in an amount equal to the sum of the following: the initial principal amount of each advance of the Loan divided by 500, with such calculation to be made separately for each advance and the monthly payment shall be sum of such separate calculations. In the event of any repayments of



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          the Loan (other than as a result of the required monthly
          amortization), Lender shall allocate such repayment to one or more of the Loan advances and recalculate the required monthly principal amortization with respect to such advance and the aggregate required monthly amortization payment, but Lender shall not allocate such repayment to the New York Advance unless (i) the only portion of the Loan outstanding is the New York Advance or (ii) Borrower, in writing, directs Lender to apply such repayment to the New York Advance. Notwithstanding the provisions of this Agreement allowing Borrower to reborrow amounts previously repaid, any monthly principal payments pursuant to this SECTION 6.07 shall reduce the Loan commitment by a like amount and may not be reborrowed."

     f. SECTION 6.08 is hereby amended to delete the reference to "one-quarter percent (1/4%)" and to substitute, in lieu thereof, a reference to "one-half of one percent (1/2%)".

     g. SECTION 6.09 is hereby amended to delete the language commencing with "(3) the negotiation" and ending with "counsel to Lender" and to substitute, in lieu thereof, the following: " (3)(i) the negotiation, preparation and/or execution of any amendment, waiver, supplement or modification to any of the Loan Documents and any other documents and instruments prepared in connection therewith and the consummation of the transactions contemplated thereby, and (ii) the negotiation, preparation and/or execution (x) of any participation, intercreditor, agency and other agreements whereby Lender sells an interest in the Loans and the execution and delivery of all instruments and documents related thereto and (y) of any amendments, waivers, supplements or modifications thereto, including, in the event of costs or expenses referred to in the preceding clauses (1), (2) and/or (3), the reasonable fees and disbursements of counsel to Lender."

     h. EXHIBIT C (which is referred to in SECTION 6.10(c) of the Loan Agreement), is hereby amended to provide for new Loan allocations for the Projects. Such revised Loan allocations are as follows:




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                  REVISED LOAN ALLOCATIONS FOR PROJECTS

          (i) 21.15 acre site located in the Ventura Industrial Park in the city of Woodland, Yolo County, California -- $7,123,600.

          (ii) 2.06 acre site in the Los Angeles Corporate Center, located in Monterey Park, California -- $695,200.

          (iii) 6.1 acre site at 7301 Northwest Highway, Oklahoma City, Oklahoma -- $1,337,600.

          (iv) 4.96 acre site in the Flatiron Industrial Park in the city of Boulder, Colorado -- $4,452,800.

          (v) 6.75 acre site in the Las Colinas Office Center, Irving, Texas -- $5,566,000.

          (vi) 5 acre site at 1001 Durham Avenue, South Plainfield, New Jersey -- $6,454,800.

          (vii) 475 Fifth Avenue, New York, New York -- $18,370,000.

     i. For the purposes of testing compliance with the provisions of SECTION 6.18(a)(A)(ii) and SECTION 6.18(a)(C), the value attributable to the New York Project shall be the lesser of (i) the Appraised Value of the New York Project (as it may change from time to time in accordance with the provisions of the Loan Agreement); and (ii) 182% of the outstanding principal amount of the New York Advance.

     j. SECTION 6.18(a) of the Loan Agreement is hereby amended to delete the reference to "two hundred and ten percent" and to substitute in lieu thereof a reference to "one hundred and eighty two percent" in SECTION 6.18(a)(A)(ii) and to delete the reference to "$1,000,000" and to substitute in lieu thereof a reference to "$2,000,000" in SECTION 6.18(a)(B).

     k. SECTION 6.21 is hereby amended to add the following at the end thereof:

               "Provided, however, that with respect to the New York Project, such 10,000 rentable square foot number shall be 5,000 rentable square feet. Any lease which Borrower is to enter into must be on commercially reasonable terms and conditions.



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     l.   With respect to the definition of "Debt Service Coverage Ratio" in
          SECTION 7.01 of the Loan Agreement (i) such definition is hereby modified to delete the reference to "1.75%" and to substitute, in lieu thereof, a reference to "1.50%" and (ii) in calculating Borrower's cash from operations, fees paid by Borrower to its general partners shall not be treated as expenses.

     3.   Amendments to Note. The Note is hereby modified as follows:

          a. The reference on the first page of the Note to a "Principal Amount" of $24,000,000 is hereby amended to be a reference to a "Principal Amount" of $44,000,000.

          b. Effective as of September 26, 1996, all references in the Note to two and one-quarter percent (2.25%) shall be deemed to be references to two percent (2.0%). Lender will allow Borrower an appropriate credit in its next interest payment to adjust for this retroactive reduction in the interest rate.

     4. Confirmation Regarding Environmental Compliance and Indemnification Agreement. Borrower hereby confirms and agrees that, from and after the date hereof, the New York Project is and shall be considered part of the Premises (as such term is defined in the Environmental Compliance and Indemnification Agreement).

     5. Outstanding Loans. Borrower represents and warrants to Lender that there are no offsets, defenses or counterclaims to its obligations under the Loan Documents and to the extent that any such offsets, defenses or counterclaims exist without its knowledge, the same are hereby waived to the fullest extent permitted by law. Except as modified by this Amendment and by amendments to the other Loan Documents being executed and delivered concurrently herewith, the terms and provisions of the Loan Documents are hereby ratified and confirmed in all respects and continue in full force and effect.

     6. Modifications. No provision of this Amendment may be waived, amended or supplemented except by a written instrument executed by Borrower and Lender.

     7. Successors and Assigns. This Amendment, which sets forth the entire understanding of the parties hereto



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          with respect to the subject matter hereof, inures to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

     8. Severability. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment, but this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     9. Captions. Captions used in this Amendment are for convenience of reference only and shall not be deemed a part of this Amendment nor used in the construction of its meaning.


     IN WITNESS WHEREOF, Borrower and Lender have duly executed this Amendment, as of the date and year first above


                                          CORPORATE REALTY INCOME FUND
                                          I, L.P.


                                          By: ________________________
                                              Robert F. Gossett, Jr.,
                                              General Partner


                                          By: 1345 REALTY CORPORATION,
                                              General Partner


                                          By: ________________________
                                              Robert F. Gossett, Jr.,
                                              President


                                          FLEET BANK, NATIONAL ASSOCIATION


                                          By:________________________
                                             Title:





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